UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
May 24, 2012
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue

Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Lender Processing Services, Inc. (“LPS” or the “Company”) Annual Meeting of Shareholders was held on May 24, 2012. Out of 85,671,020 shares entitled to vote at the meeting, 78,296,433 shares, or 91.4% were voted. The results of matters submitted to a vote were as follows:

Nominees for Class I directors to serve until the 2015 LPS Annual Meeting of Shareholders were elected by the following vote:

	Shares Voted “For”	Authority to Vote “Withheld”	Broker Non-Votes
David K. Hunt	54,474,799	18,701,965	5,119,669
James K. Hunt	62,590,275	10,586,489	5,119,669

Directors whose term of office as a director continued after the meeting are as follows: Alvin R. (Pete) Carpenter, Hugh R. Harris, Philip G. Heasley, Susan E. Lester and Lee A. Kennedy.

The proposal to approve the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for LPS for 2012 received the following votes:

	Votes	Percentage
Shares Voted “For”	78,012,421	99.6%
Shares Voted “Against”	168,950	0.2%
Shares Voted “Abstain”	115,062	0.2%

The proposal to approve, by non-binding vote, executive compensation received the following votes:

	Votes	Percentage
Shares Voted “For”	42,724,681	58.4%
Shares Voted “Against”	29,964,315	40.9%
Shares Voted “Abstain”	487,768	0.7%
Broker Non-Votes	5,119,669

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: May 24, 2012	By:	/s/ Hugh R. Harris
Hugh R. Harris
President and Chief Executive Officer